Exhibit 10.57

POST HOLDINGS, INC.
AMENDMENT to CERTAIN 2019 PRSU AGREEMENTS ISSUED UNDER 2019 LTIP (“AMENDMENT”)

WHEREAS, in 2019, Post Holdings, Inc. (the “Company”) previously issued awards of performance-based restricted stock units (“PRSUs”) under the Post Holdings, Inc. 2019 Long-Term Incentive Plan (“2019 LTIP”), which PRSUs are to vest based on achievement of the performance criteria of Total Shareholder Return (“TSR”) (the “2019 PRSU Awards”);
WHEREAS, the Board of Directors of the Company (the “Board”) previously approved and the Company entered into the Transaction Agreement and Plan of Merger, dated as of October 26, 2021, and amended thereafter (the “Transaction Agreement”), pursuant to which the Company plans to distribute a significant portion of its interests in BellRing Distribution, LLC to the Company’s shareholders;
WHEREAS, terms not otherwise defined in this Amendment as are defined in the 2019 PRSU Award agreement or in the 2019 LTIP, as applicable;
WHEREAS, the Distribution (as defined in the Transaction Agreement) was consummated on March 10, 2022;
WHEREAS, on February 22, 2022, the Board resolved, contingent on and in connection with the consummation of the Distribution, that the 2019 PRSU Awards outstanding as of immediately prior to the consummation of the Distribution should each be converted into time-based Restricted Stock Units (“RSUs”) with the number of shares of Company common stock subject to such RSUs determined based on achievement of the Company’s Relative TSR Percentile Rank, provided that the Ending Stock Price was to be based on the average of the closing sale prices for a share of common stock of the applicable company for the 250 trading days immediately preceding and including the Distribution Date (“Conversion Calculation”), with vesting being subject to the requirement to remain employed through October 15, 2022;
WHEREAS, the Board further resolved, after applying the Conversion Calculation, to adjust the resultant number of RSUs to make equitable adjustments to the number of shares to which the RSUs are subject to account for the Distribution, using the same formula for such equitable adjustment as the Board resolved to apply to other time-based RSUs originally granted as such (“Equitable Adjustment”);
WHEREAS, the Conversion Calculation was performed, resulting in a Vesting Percentage of 66%;
NOW, THEREFORE, effective March 29, 2022, the Agreements for the 2019 PRSU Awards are amended as follows:
1.A new Section 12 is added to the end of the Agreement to read as follows:
“12.    Conversion to Time-Based RSUs. Notwithstanding anything in this Agreement, effective March 29, 2022, due to the Company’s spin-off of the BellRing Brands business, the PRSUs granted under this Agreement are converted to time-based RSUs (“Time-Based RSUs”), with a Default Vesting Date of October 15, 2022, subject to the Grantee’s continued employment with the Company (or its Affiliates or Parent, as applicable) on the Default Vesting Date, and the vesting provisions of Section 2(c)(i), (ii) and (iii) shall apply, it being understood that the portion of Section 2(c) prior to 2(c)(i) shall not govern the conversion to the Time-Based RSUs. Except for such Time-Based RSUs, any other portion of the award made pursuant to this Agreement shall be forfeited without consideration therefor.”
2.The number of Time-Based RSUs that are the subject of the 2019 PRSU Awards of each grantee, after having performed the Conversion Calculation, are as follows, and as set forth in Exhibit A:

Grantee	Number of Time-Based RSUs
Diedre Gray	7,275
Robert Vitale	29,223
Mark Westphal	7,120
Jeff Zadoks	8,284

3.The number of Time-Based RSUs of each grantee following the Equitable Adjustment, is as follows, and as set forth in Exhibit A:

Grantee	Number of Time-Based RSUs after Equitable Adjustment
Diedre Gray	10,787
Robert Vitale	43,333
Mark Westphal	10,557
Jeff Zadoks	12,284
4.Where still applicable following application of the Conversion Calculation, references to “PRSU(s)” in the Agreement shall be construed to mean “Time-Based RSUs” as outlined in this Amendment.

Company:

/s/ Diedre J. Gray
Diedre J. Gray
EVP, General Counsel and Chief Administrative Officer